EXHIBIT 10.4
SECOND AMENDMENT TO TRANSMISSION SERVICE AGREEMENT AND CONSENT TO ASSIGNMENT

This SECOND AMENDMENT TO TRANSMISSION SERVICE AGREEMENT AND CONSENT TO ASSIGNMENT is executed as of the 25th day of June, 2020 (the “Second Amendment”) by and among NSTAR Electric Company d/b/a Eversource Energy, a Massachusetts corporation (“Distribution Company”), Central Maine Power Company, a Maine corporation (“Owner”), and NECEC Transmission LLC, a Delaware limited liability company (“Assignee”). Distribution Company, Owner and Assignee are referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
        A. Owner and Distribution Company executed that certain Transmission Service Agreement dated as of June 13, 2018, as amended by that First Amendment to Transmission Service Agreement dated as of October 9, 2018 (the “Agreement”).
        B. Owner has informed Distribution Company that it intends to transfer to Assignee all of its assets and interests associated with the NECEC Transmission Line (as defined in the Agreement), including all of its rights, title, interest and obligations in, to and under the Agreement, the Additional TSAs, the HQUS TSA and the Additional HQUS TSA.
        C. Owner and Distribution Company desire to further amend the provisions of the Agreement as more fully set forth herein and to provide for Distribution Company to consent to the assignment of the Agreement to Assignee and to extend certain deadlines in the Agreement.
AGREEMENT
        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the Parties do hereby agree as follows:
1. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.
2. In the introductory paragraphs, the reference to “(“Owner”)” shall be changed to “(together with its successors and permitted assigns, “Owner”)”.
3. Article 1 “Definitions” shall be modified as follows:
(i)by adding the following definition of “Additional Credit Support”:
“Additional Credit Support” means a guaranty of the Owner’s payment obligations under the Agreement issued by Avangrid, Inc. in a form reasonably satisfactory to the Distribution Company.
(ii)by adding the following definition of “Assignment Effective Date”:

“Assignment Effective Date” means the date on which Central Maine Power Company assigns to NECEC Transmission LLC all of its rights, title, interest and obligations in, to and under this Agreement.
(iii)by restating the definition of “Construction Phase” as follows:
“Construction Phase” means the period commencing upon the receipt of the FERC Authorization with respect to this Agreement or such other date to which the Parties shall mutually agree in writing, and ending on the day immediately preceding the Commercial Operation Date or upon the earlier termination of this Agreement pursuant to its terms (regardless of whether or not any such day is a Business Day).

and

(iv)by restating the definition of “Credit Support” as follows:
“Credit Support” means a Letter of Credit issued by a Qualified Bank in a form reasonably satisfactory to the Distribution Company.
4.  In Section 3.3.1(a) “Failure to Obtain Regulatory Approval and FERC Authorizations”:
(i) clause (ii) is restated as follows:
(ii) the Regulatory Approval is denied or is not received by December 15, 2020 (such date, the “Regulatory Approval Termination Outside Date”),
and
(ii)  clause (iv) is restated as follows:
(iv) the FERC Authorization with respect to the Interconnection Agreement with ISO-NE is denied or is not received by November 1, 2020 (unless the Interconnection Agreement with ISO-NE has been executed following the pro forma Schedule 25 Elective Transmission Upgrade Interconnection Agreement of the ISO-NE Open Access Transmission Tariff) or the FERC Authorization with respect to the Transmission Operating Agreement is not received by September 1, 2022,
5. Section 8.1 “Transmission Service Payments” is modified by substituting “0.091665%” for “0.18333%”.
6. Section 14.2 “Owner Defaults” shall be modified by adding the following at the end thereof:
(j) At any time on or after five (5) Business Days after the Assignment Effective Date, the Additional Credit Support or any provision thereof shall cease to be in full force and effect (except as expressly provided therein) or Avangrid, Inc. or its successor or permitted assign thereunder (i) shall be in default or breach of any of its obligations thereunder, (ii) shall have repudiated any provision thereof, or (iii) shall be subject to any Insolvency Event.
7. Section 16.1 “Owner Security” shall be restated as follows:
Section 16.1 Owner Security.
(a) In order to secure Owner’s obligations under this Agreement in the period beginning on the Effective Date and continuing through and including the date that all of Owner’s obligations under this Agreement are satisfied, Owner shall be required to post Credit Support (i) prior to the Commercial Operation Date, prior to the Assignment Effective Date in the amount of $5,793,350 and on and after the Assignment Effective Date in the amount of $11,108,350 and (ii) on and after the Commercial Operation Date, in the amount of $5,793,350 (“Owner Security”). $2,896,675 of the Owner Security shall be provided to Distribution Company within three (3) Business Days following the Execution Date; $2,896,675 of the Owner Security shall be provided to Distribution Company within fifteen (15) Business Days after receipt of the Regulatory Approval; and $5,315,000 of the Owner Security shall be provided to Distribution Company within three (3) Business Days after the Assignment Effective Date. So long as no Owner Default has occurred and is continuing, no later than the date that is fifteen (15) Business Days after the Commercial Operation Date, Distribution Company shall return to Owner the amount of the Owner Security that exceeds $5,793,350.
(b) If at any time during the Term of this Agreement, the amount of Credit Support is reduced as a result of Distribution Company’s draw upon such Credit Support, Owner shall replenish such Credit Support to the total amount required under this Section 16.1 within five (5) Business Days of that draw, provided that any replenishment obligation shall be subject to the limitations on total liability set forth in Section 14.7.
(c) The Additional Credit Support shall be provided to the Distribution Company within five (5) Business Days after the Assignment Effective Date.
(d) Any unused Credit Support or Additional Credit Support provided under this Agreement shall be returned to Owner only after any such Credit Support has been used to satisfy any outstanding obligations of Owner in existence at the time of the expiration or termination of this Agreement. Provided such obligations have been satisfied, such Credit Support or Additional Credit Support shall be returned to Owner within thirty (30) days after the expiration or earlier termination of this Agreement.
8. Assignee affirms the representations and warranties of Owner contained in Section 21.1 “Mutual Representations and Warranties” and Section 21.2 “Additional Representations and Warranties of Owner” as of the Assignment Effective Date and as of the Commercial Operation Date as though it were the Owner, with the exception that (i) Assignee is a Delaware limited liability company, and (ii) as of the Assignment Effective Date, Assignee will acquire, pursuant to certain agreements between Owner and Assignee, the real property rights necessary for construction and operation of the NECEC Transmission Line, and the interconnection of the NECEC Transmission Line with (A) the Québec Line (other than real property rights to be held by TransÉnergie) and (B) the Delivery Point (other than real property rights related to the AC Upgrades and the CCIS Capacity Upgrades) in full and final form with all options or contingencies having been exercised.
9. Upon satisfaction of the conditions in Section 22.1(c) of the Agreement by Owner and Assignee, Distribution Company consents to the assignment of the Agreement by Owner to Assignee, effective as of the Assignment Effective Date. Upon satisfaction of the conditions in Section 22.1(c) of the Agreement by Owner and Assignee, provided that (a) an Owner Default shall not have occurred and be continuing and (b) Assignee expressly assumes as of the Assignment Effective Date all unsatisfied obligations and liabilities of Owner arising under the Agreement prior to, on or after the Assignment Effective Date, and without further action by Distribution Company, Owner shall be fully, finally and unconditionally released and forever discharged from any and all liabilities or obligations arising under the Agreement as of the Assignment Effective Date. Owner represents and warrants that, as of the date hereof and after due inquiry, it is not aware of (i) any Owner Default that has occurred and is continuing or (ii) any event or condition that has occurred and is continuing that, with the giving of notice or passage of time or both, could become an Owner Default.
10. As of the Assignment Effective Date, the address for notices, billings, requests, waivers, consents and other communications under the Agreement shall be changed to:
NECEC Transmission LLC
Attn: Thorn C. Dickinson
One City Center 5th Floor
Portland, Maine, 04101
Facsimile: (207) 629-1165
With a copy to:
NECEC Transmission LLC
Attn: Avangrid Legal Department
162 Canco Road
Portland, Maine 04103
Facsimile: (207) 629-1480
With a further copy to:
Pierce Atwood LLP
Attn: Jared des Rosiers
254 Commercial Street
Portland, Maine 04101
Facsimile: (207) 791-1350

11. The Agreement as modified by this Second Amendment shall continue in full force and effect and this Second Amendment shall constitute a part of the Agreement. All references in the

Agreement to itself shall be deemed to be references to the Agreement as amended hereby and the Agreement as amended hereby shall be referred to as the “Agreement.”
12. Distribution Company acknowledges receipt of a copy of the amendment to the HQUS TSA dated as of the date hereof and waives the requirement under Section 5.5.2 of the Agreement that Owner provide Distribution Company a copy of that proposed amendment to the HQUS TSA not fewer than ten (10) Business Days prior to the execution thereof.
13. The Parties hereby ratify and confirm all of the provisions of the Agreement, as amended or modified by this Second Amendment, and agree and acknowledge that the same, as so amended, remains in full force and effect.
14. This Second Amendment may be signed in one or more counterparts, which, together, shall constitute a single document. Facsimile signatures hereon or on any notice or other instrument delivered under this Second Amendment shall have the same force and effect as original signatures.

        [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Second Amendment on their behalf as of the date first above written.

NSTAR ELECTRIC COMPANY D/B/A EVERSOURCE ENERGY

/s/ James G. Daley
Name: James G. Daley
Title: Vice President, Energy Supply

CENTRAL MAINE POWER COMPANY

/s/ Douglas A. Herling
Name: Douglas A. Herling
Title: President and Chief Executive Officer

/s/ Eric N. Stinneford
Name: Eric N. Stinneford
Title: Vice President, Controller and Treasurer

NECEC TRANSMISSION LLC

/s/ Thorn Dickinson
Name: Thorn Dickinson
Title: CEO & President